EXHIBIT NO. 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references made to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm and Financial Statements” and Appendix M – Recipients of Non-Public Portfolio Holdings on an Ongoing Basis” in the Statement of Additional Information of MFS Lifetime Income Fund, MFS Lifetime 2020 Fund, MFS Lifetime 2025 Fund, MFS Lifetime 2030 Fund, MFS Lifetime 2035 Fund, MFS Lifetime 2040 Fund, MFS Lifetime 2045 Fund, MFS Lifetime 2050 Fund, MFS Lifetime 2055 Fund, and MFS Lifetime 2060 Fund, each a series of MFS Series Trust XII, in Post-Effective Amendment No. 67 to the Registration Statement (Form N-1A, No. 333-126328).

We also consent to the incorporation by reference, in such Statement of Additional Information of our report, dated June 16, 2020, with respect to the financial statements and financial highlights of MFS Lifetime Income Fund, MFS Lifetime 2020 Fund, MFS Lifetime 2025 Fund, MFS Lifetime 2030 Fund, MFS Lifetime 2035 Fund, MFS Lifetime 2040 Fund, MFS Lifetime 2045 Fund, MFS Lifetime 2050 Fund, MFS Lifetime 2055 Fund, and MFS Lifetime 2060 Fund, included in the Annual Report to Shareholders for the fiscal year ended April 30, 2020.

ERNST & YOUNG LLP
Ernst & Young LLP

Boston, Massachusetts

August 26, 2020